UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 10, 2018

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On August 10, 2018, The Southern Company (the “Company”) entered into separate Sales Agency Financing Agreements (the “Agreements”) with Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Sales Agent”). Under the terms of the Agreements, the Company may offer and sell from time to time not to exceed 50,000,000 shares of the Company’s common stock, $5.00 par value per share (the “Shares”). Unless earlier terminated, the Agreements will terminate upon the earlier of (i) the sale of all of the Shares through the Agreements or (ii) the third anniversary of the date of the Agreements.
All of the Shares to be issued and sold under the Agreements were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-223128) of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

1.4	Form of Sales Agency Financing Agreement dated as of August 10, 2018 between the Company and each Sales Agent.

5.1	Opinion of Troutman Sanders LLP relating to the Shares.

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2018	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary